UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2020

HOLICITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39426	85-1270303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Carillon Point

Kirkland, WA 98033

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 278-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	HOLUU	The Nasdaq Capital Market

Class A common stock, par value $0.0001 per share	HOL	The Nasdaq Capital Market

Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HOLUW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Consummation of Initial Public Offering

On August 7, 2020, Holicity Inc. (the “Company”) consummated its initial public offering (“IPO”) of 27,500,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-third of one redeemable warrant of the Company (each, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $275,000,000.

On August 7, 2020, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 5,000,000 warrants (the “Private Placement Warrants”) to the Company’s Sponsor, Pendrell Holicity Holding Corporation (“PHHC”), at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $7,500,000.

A total of $275,000,000, comprised of $269,500,000 of the proceeds from the IPO (which amount includes $9,625,000 of the underwriters’ deferred discount) and $5,500,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of August 7, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement on August 7, 2020 has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Over-Allotment Closing

In connection with the IPO, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 4,125,000 additional units to cover over-allotments (the “Over-Allotment Units”), if any.

On August 11, 2020, the underwriters purchased 2,500,000 Over-Allotment Units pursuant to the partial exercise of the Over-Allotment Option. The Over-Allotment Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $25,000,000.

On August 11, 2020, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale (the “Over-Allotment Private Placement”) of an additional 333,333 Private Placement Warrants to the Sponsor, at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds of approximately $500,000.

Including the sale of the Over-Allotment Units, there were an aggregate of 30,000,000 Units sold in the IPO. Following the expiration of the underwriters’ over-allotment option, assuming no further exercises by the underwriters, the initial stockholders will own 7,500,000 shares of Class B Common Stock, representing 20% of the issued and outstanding shares of the Company.

The Company’s unaudited pro forma balance sheet as of August 7, 2020, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the Over-Allotment Private Placement as if they had occurred on the audited balance sheet date of August 7, 2020, is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Balance Sheet as of August 7, 2020
99.2	Unaudited Pro Forma Balance Sheet as of August 7, 2020
99.3	Press Release, dated August 11, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Holicity Inc.

By:	/s/ Steve Ednie
Name: Steve Ednie
Title: Chief Financial Officer

Dated: August 13, 2020

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